SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 5, 2006

UNIPRO FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in Charter)

Florida	000-50491	65-1193022
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

31200 Via Colinas, Suite 200
Westlake Village, CA 91362
(Address of Principal Executive Offices)

(818) 597-5772
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On September 5, 2006, UNIPRO Financial Service, Inc.’s (“Company”), board of directors unanimously approved a combination of the Company’s authorized and issued capital stock. Pursuant to the combination, the Company’s stock will undertake a 1:5 reverse stock split. Each holder of the Company’s capital stock will exchange 5 shares in return for 1 share. The Company’s authorized but unissued shares shall also be subject to the combination. The exchange will take place via the Company’s transfer agent without any additional action being required by the Company’s stockholders. No fractional shares shall be issued. In the event a holder would be entitled to receive a fractional share, the number of shares to be received will be rounded up to the next full share. The board of directors has chosen September 14, 2006, or as soon as practical thereafter, as the effective day of the split.

Pursuant to Florida Business Corporation Act Section 607.10025, the combination does not require shareholder approval.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Unipro Financial Services, Inc.

/s/ John Vogel
By:  John Vogel
Its: President
Date:  September 11, 2006